Always with unyielding integrity

The Spirit & The Letter

CONTENTS

1 STATEMENT OF INTEGRITY

3 GE CODE OF CONDUCT

4 YOUR PERSONAL COMMITMENT

5 WHO MUST FOLLOW GE COMPLIANCE POLICIES

6 WHAT EMPLOYEES MUST DO

7 WHAT LEADERS MUST DO

9 HOW TO RAISE AN INTEGRITY CONCERN

10 WHAT HAPPENS WHEN AN INTEGRITY CONCERN IS RAISED

11 PENALTIES FOR VIOLATIONS

12 BUSINESS POLICIES AND PROCEDURES

13 THE SPIRIT & THE LETTER POLICIES

14 REGULATORY EXCELLENCE

16 WORKING WITH CUSTOMERS & SUPPLIERS
18 Improper Payments
20 Supplier Relationships
24 International Trade Controls
26 Money Laundering Prevention
28 Privacy

30 GOVERNMENT BUSINESS
32 Working with Governments

34 COMPETING GLOBALLY
36 Complying with Competition Laws

38 IN THE GE COMMUNITY
40 Fair Employment Practices
44 Environment, Health & Safety
46 Security & Crisis Management

48 PROTECTING GE ASSETS
50 Intellectual Property
52 Controllership
56 Conflicts of Interest
58 Insider Trading & Stock Tipping

60 INDEX

61 APPENDIX: WHICH LAW APPLIES

This booklet is just an introduction to GE compliance policies. The full text of those policies and many other resources are located at **integrity.ge.com**.

Statement of integrity

For more than 125 years, GE has demonstrated an unwavering commitment to performance with integrity. At the same time we have expanded into new businesses and new regions and built a great record of sustained growth, we have built a worldwide reputation for lawful and ethical conduct.

This reputation has never been stronger. In several surveys of CEOs, GE has been named the world’s most respected and admired company. We have been ranked first for integrity and governance.

But none of that matters if each of us does not make the right decisions and take the right actions. At a time when many people are more cynical than ever about business, GE must seek to earn this high level of trust every day, employee by employee.

This is why I ask each person in the GE community to make a personal commitment to follow our Code of Conduct. This set of GE policies on key integrity issues guides us in upholding our ethical commitment. All GE employees must comply not only with the letter of these policies, but also their spirit.

If you have a question or concern about what is proper conduct for you or anyone else, promptly raise the issue with your manager, a GE ombudsperson or through one of the many other channels the Company makes available to you. Do not allow anything — not “making the numbers,” competitive instincts or even a direct order from a superior — to compromise your commitment to integrity.

GE leaders are also responsible not only for their own actions but for fostering a culture in which compliance with GE policy and applicable law is at the core of business-specific activities. Leaders must address employees’ concerns about appropriate conduct promptly and with care and respect.

There is no conflict between excellent financial performance and high standards of governance and compliance — in fact, the two are mutually reinforcing. As we focus on becoming the pre-eminent growth company of the 21st century, we must recognize that only one kind of performance will maintain our reputation, increase our customers’ confidence in us and our products and services, and enable us to continue to grow, and that is performance with integrity.

Jeffrey R. Immelt

Chairman of the Board & Chief Executive Officer

June 2005

2  The Spirit & The Letter

The Spirit & The Letter:

guiding the way we do

business

Every day, everyone at GE has the power to influence our company’s reputation — everywhere we do business. The Spirit & The Letter helps to ensure that, after more than 125 years, we still conduct our affairs with unyielding integrity.

For well over a century, GE employees have worked hard to uphold the highest standards of ethical business conduct. We seek to go beyond simply obeying the law — we embrace the spirit of integrity.

GE’s Code of Conduct articulates that spirit by setting out general principles of conduct everywhere, every day and by every GE employee.

GE code of conduct

Obey the applicable laws and regulations governing our business conduct worldwide.

Be honest, fair and trustworthy in all your GE activities and relationships.

Avoid all conflicts of interest between work and personal affairs.

Foster an atmosphere in which fair employment practices extend to every member of the diverse GE community.

Strive to create a safe workplace and to protect the environment.

Through leadership at all levels, sustain a culture where ethical conduct is recognized, valued and exemplified by all employees.

4  The Spirit & The Letter

Your personal

commitment

You will be asked to acknowledge your awareness that every GE employee must follow The Spirit & The Letter Policies and raise concerns about possible violations of law or policy with a GE manager, company legal counsel, GE auditor, GE ombudsperson or other GE compliance specialist.

For the complete text of policies, visit the GE integrity Web site: integrity.ge.com.

Who must follow

GE compliance policies

GE DIRECTORS, OFFICERS AND EMPLOYEES

SUBSIDIARIES AND CONTROLLED AFFILIATES Entities in which GE owns more than 50 percent of the voting rights, or has the right to control the entity, are required to adopt and follow GE compliance policies.

NON-CONTROLLED AFFILIATES Non-controlled affiliates should be encouraged to adopt and follow GE compliance policies.

THIRD PARTIES REPRESENTING GE

GE employees working with third parties, such as consultants, agents, sales representatives, distributors and independent contractors, must:

•   Require these parties to agree to comply with relevant aspects of GE’s compliance policies.

•   Provide these parties with education and information about policy requirements.

•   Take action, up to and including terminating a contract, after learning that a third party failed to abide by GE’s compliance policies.

6  The Spirit & The Letter

What employees must do

All employees can contribute to GE’s culture of compliance by understanding GE’s policies, embracing GE’s commitment to integrity and acting to enforce compliance and avoid violations.

Employee responsibilities are as follows:

UNDERSTAND GE POLICIES

•   Gain a basic understanding of the policy requirements summarized in this booklet.

•   Learn the details of policies relevant to your job.

•   Check integrity.ge.com for the complete and up-to-date policies.

•   Go to your manager, company legal counsel or other GE resources with any questions about the policies.

RAISE YOUR CONCERNS

•   Promptly raise any concerns about potential violations of any GE policy.

•   Understand the different channels for raising integrity concerns: ombudsperson, manager, GE lawyer, GE auditor or other compliance resource.

•   If a concern you raise is not resolved, pursue the issue! Raise it through another of GE’s channels.

•   Cooperate in GE investigations related to integrity concerns.

What leaders must do

A leader must: create a culture of compliance in which employees understand their responsibilities and feel comfortable raising concerns without fear of retaliation; encourage ethical conduct and compliance with the law by personally leading compliance efforts; consider compliance efforts when evaluating and rewarding employees; and ensure that employees understand that business results are never more important than ethical conduct and compliance with GE policies.

Leaders must also take the following steps to build an infrastructure to prevent, detect and respond to compliance issues:

PREVENT COMPLIANCE ISSUES	DETECT COMPLIANCE ISSUES	RESPOND TO COMPLIANCE ISSUES

•   Identify business compliance risks.

•   Ensure that processes, tailored to address your particular risk areas, are communicated and implemented.

•   Provide education on GE policies and applicable law to employees and (where appropriate) board members and third parties.

•   Commit adequate resources to your business’s compliance program.

•   Implement control measures, such as “dashboards” and “scorecards,” to detect heightened compliance risks and/or violations.

•   Promote an effective ombuds-person system.

•   Ensure that periodic compliance reviews are conducted, with the assistance of business third compliance parties. leaders and/or the Corporate Audit Staff.

•   Take prompt corrective action to fix identified compliance weaknesses.

•   Take appropriate disciplinary action.

•   Consult with GE legal counsel and make appropriate disclosures to regulators and law enforcement authorities.

8  The Spirit & The Letter

Raise your voice:

your obligation to raise

integrity concerns

Raising an integrity concern protects the GE community: our company, our colleagues and our stakeholders.

If you have a concern about compliance with GE policy, you have a responsibility to raise that concern.

RAISE CONCERNS EARLY

The longer we wait to address a concern, the worse it may become.

YOU MAY REMAIN ANONYMOUS

However, if you identify yourself, we are able to follow up with you and provide feedback.

CONFIDENTIALITY IS RESPECTED

Your identity and the information you provide will be shared only on a “need-to-know” basis with those responsible for resolving the concern

RETALIATION VIOLATES GE POLICY

GE absolutely prohibits retaliation against anyone for raising or helping to address an integrity concern. Retaliation is grounds for discipline up to and including dismissal.

You can raise a concern orally or in writing.

If you prefer, you can do it anonymously.

How to raise an

integrity concern

GE offers several channels for raising concerns. Use the channel that is most comfortable for you.

WITHIN YOUR BUSINESS

Generally, your supervisor or manager will be in the best position to resolve an integrity concern quickly. However, your direct supervisor is not your only option. Other resources include:

• Your compliance leader or auditor • Company legal counsel • Next level of management	• Your business ombudsperson or integrity helpline (listed at integrity.ge.com)

GE CORPORATE OMBUDSPERSON The GE Ombudsperson process allows you to voice your integrity questions and concerns, anonymously if you choose, and you will receive a response.
P.O. Box 911	800-227-5003 (U.S.A. only) or
Fairfield, CT 06430	8*229-2603 or (1) 203-373-2603
U.S.A.	ombudsperson@corporate.ge.com
GE BOARD OF DIRECTORS You may report concerns about GE’s accounting, internal accounting controls or auditing matters, as well as other concerns, to the Board of Directors or the Audit Committee.
GE Board of Directors	800-417-0575 (U.S.A. only)
General Electric Company (W2E)	(1) 203-373-2652
3135 Easton Turnpike	directors@corporate.ge.com
Fairfield, CT 06828 U.S.A.

Speak up, ask questions, get answers. If your concern is not addressed, raise it to one of the other channels.

10  The Spirit & The Letter

What happens

when an integrity

concern is raised

Concerns about compliance with GE policy will be investigated. GE’s investigation process includes:

1. ASSIGNING AN INVESTIGATION TEAM

 Experts with the right knowledge and objectivity are assigned to investigate.

2. CONDUCTING AN INVESTIGATION

 The team determines the facts through interviews and/or review of documents.

3. CORRECTIVE ACTION

 If necessary, the team recommends corrective actions to the appropriate managers for implementation.

4. FEEDBACK

 The person raising the concern receives feedback on the outcome.

Penalties for violations

Employees and leaders who violate the spirit or letter of GE’s policies are subject to disciplinary action up to and including termination of employment. Misconduct that may result in discipline includes:

•   Violating GE policy.

•   Requesting others to violate GE policy.

•   Failure to promptly raise a known or suspected violation of GE policy.

•   Failure to cooperate in GE investigations of possible policy violations.

• Retaliation against another employee for reporting an integrity concern. • Failure to demonstrate leadership and diligence to ensure compliance with GE policies and law.

GE absolutely

prohibits retaliation

12  The Spirit & The Letter

Business policies

and procedures

Your business may issue its own policies and procedures. You must follow those policies and procedures in addition to those described in this guide.

IMPORTANT This guide and the policies described in it are not an employment contract. GE does not create any contractual rights by issuing this guide or the policies.

Introduction: Regulatory excellence
Working with customers & suppliers
Government business
Competing globally
In the GE community
Protecting GE assets

The Spirit & The Letter policies

14  The Spirit & The Letter

Regulatory excellence

Virtually all of our Spirit & Letter policies are based on government laws and regulations. These regulations impact every GE business and every GE employee. Regulators establish and define the rules that we must comply with to conduct business. Effectively engaging with regulators as they establish regulations and assuring compliance with these regulations are critical to maintaining GE’s reputation for integrity.

Today’s regulatory environment is becoming more and more challenging. GE is subject to a growing number of regulations and enforcement activities around the world. This environment demands that every employee and leader be aware, knowledgeable and committed to regulatory excellence.

RESPONSIBILITIES OF ALL EMPLOYEES	RESPONSIBILITIES OF ALL LEADERS

•   Be knowledgeable about and comply with the Spirit & Letter policies that affect your job responsibilities.

•   Be aware of the specific regulatory requirements of the country and region where you work and that affect your business.

•   Gain a basic understanding of the key regulators (who they are) and the regulatory priorities (what they require) that affect your business and your work.

•   Promptly report any red flags or potential issues that may lead to a regulatory compliance breach.

•   Always treat regulators professionally, with courtesy and respect.

•   Assure that you coordinate with business or corporate experts when working with or responding to requests of regulators.

Leaders have the following special responsibilities for regulatory compliance:

LEAD

•   Assure that you and your team are engaged in addressing regulatory policy, meeting regulatory requirements and managing regulatory risks.

•   Embed regulatory requirements into key operating processes. (e.g., Growth Playbook, Session C and Session D)

ASSESS

•   Determine the key regulators and regulatory requirements that affect your business operations globally.

RESOURCE

•   Assign owners for all regulatory risk areas and assure that they coordinate with any relevant government relations and corporate regulatory specialists.

•   Confirm that the right domain expertise exists to effectively manage regulatory relationships and compliance.

ANTICIPATE

•   Implement effective processes that alert you to new and changing regulations. Include regulation in your risk assessments.

RELATE

•   Develop and maintain effective relationships with regulators in coordination with government relations and compliance experts.

•   Work proactively with regulators on the development of regulations that achieve policy objectives efficiently and effectively.

CONTROL

•   Monitor execution and conduct audits to assure that processes which support regulatory relationships and compliance are operating effectively.

Section One

Improper payments
Supplier relationships
International trade controls
Money laundering prevention
Privacy

Working with customers & suppliers

An overseas customer has been invited to travel to visit our training facility at GE expense, but also wants to add a weekend side trip to visit Universal Studios.

Can we fund the whole trip?

SEE PAGE 18:
IMPROPER PAYMENTS

Working with customers & suppliers

Your low-cost supplier offers good quality and reliable delivery at prices that can't be beat. But you are uncomfortable with the working and living conditions it provides its workers.

Shrug it off, or make an issue of it?

SEE PAGE 20:
SUPPLIER RELATIONSHIPS

18  The Spirit & The Letter

Improper payments

WHAT TO KNOW

An improper payment to gain advantage in any situation is never acceptable and exposes you and GE to possible criminal prosecution. GE expressly prohibits improper payments in all business dealings, in every country around the world, with both governments and the private sector.

Improper payments should not be confused with reasonable and limited expenditures for gifts, business entertainment and customer travel and living expenses directly related to the promotion of products or services or the execution of a contract. These payments are acceptable, subject to specific GE corporate and business guidelines.

ANSWER TO QUESTION ON PAGE 17 It depends on many factors, including whether your customer is a government official, the local law, the customer’s policies, your business’s guidelines and other facts. You must consult with GE counsel and your manager to determine whether the trip is acceptable.

WHAT TO DO

BEFORE GIVING A GIFT, engaging in customer entertainment or reimbursing customer travel expenses, make sure you understand applicable legal requirements, the customer’s own rules and GE corporate and business guidelines.

MAKE SURE RECORDS OF SUCH EXPENDITURES accurately reflect the true nature of the transaction.

NEVER OFFER A BUSINESS COURTESY, such as a gift, contribution or entertainment, under circumstances that might create the appearance of an impropriety.

NEVER OFFER, PROMISE, PAY OR AUTHORIZE anything of value (such as money, goods or services) to a government official or employee of a customer to obtain or retain an improper advantage.

NEVER GIVE A GRATUITY or other payment to government officials or employees to expedite a routine administrative action without fully disclosing it to the GE National Executive or GE legal counsel. Some national laws that prohibit bribery outside that nation include an exception for “facilitating payments” to expedite a routine administrative action to which a person is otherwise entitled. These payments are often illegal under local anti-bribery laws, and GE strongly discourages them. Make sure you understand the difference between a bribe — corruptly giving someone else a thing of value in exchange for exercising discretion in your favor — and a facilitating payment, which involves the payment of a small amount of money to expedite a routine action to which you are entitled.

NEVER CONTRIBUTE COMPANY FUNDS or other company assets for political purposes in the United States without the prior approval of GE’s Vice President for Government Relations. Never contribute company funds or other company assets for political purposes outside the United States without the approval of both GE’s Vice President for Government Relations and GE’s Vice President for International Law and Policy.

REQUIRE ANY PERSON OR FIRM WHO REPRESENTS GE (such as a consultant, agent, sales representative, distributor or contractor) to comply with this policy and related laws.

FOLLOW YOUR BUSINESS’S DUE DILIGENCE PROCEDURES when selecting persons or firms to represent GE.

WHAT TO WATCH OUT FOR

BACKGROUND INFORMATION about existing or potential third-party representatives that indicates:

•  Allegations of improper business practices.

•  Reputation for bribes.

•  Family or other relationship that could improperly influence the decision of a customer or government official.

ANY DEMAND to receive a

commission payment before

the announcement of an

award decision.

ANY SUGGESTION TO DIRECT GE BUSINESS through a specific

representative or partner due

to a “special relationship”.

ANY REQUEST to make a payment in a country or to a name not related to the transaction. A COMMISSION that is disproportionate to the services provided.

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

20  The Spirit & The Letter

Supplier relationships

WHAT TO KNOW

GE’s relationships with suppliers are based on lawful, efficient and fair practices. We expect our suppliers to obey the laws that require them to treat workers fairly, provide a safe and healthy work environment and protect environmental quality. Following GE guidelines helps ensure that our supplier relationships will not damage GE’s reputation.

ANSWER TO QUESTION ON PAGE 17 Don’t shrug it off. It’s a big issue — GE’s reputation depends on doing business only with suppliers that deal responsibly with their workers and with their local environments.

WHAT TO DO

COMPLY WITH APPLICABLE LAWS and government regulations covering supplier relationships.

DO BUSINESS only with suppliers that comply with local and other applicable legal requirements and GE guidelines relating to labor, the environment, health and safety. Follow the procedures set out in GE’s Supplier Reputational Guidelines, found at integrity.ge.com.

FOLLOW GOVERNMENT ACQUISITION REGULATIONS when purchasing materials and services for fulfilling government contracts.

PROVIDE A COMPETITIVE OPPORTUNITY for suppliers to earn a share of GE’s purchasing volume, including small businesses and businesses owned by the disadvantaged, minorities, women and disabled veterans.

SAFEGUARD GE’S CONFIDENTIAL AND PROPRIETARY INFORMATION with a confidentiality agreement, and safeguard any supplier- provided information protected by any confidentiality agreement.

SAFEGUARD “PERSONAL DATA” obtained from suppliers (for instructions, see “Privacy” on page 28).

WHAT TO WATCH OUT FOR

CHOOSING SUPPLIERS on any basis other than open, competitive bidding.

POTENTIAL CONFLICTS OF INTEREST in supplier selection, such as accepting improper gifts or other items of value.

DIRECTING BUSINESS TO A SUPPLIER owned or managed by a relative or close friend.

	UNSAFE CONDITIONS in supplier facilities. SUPPLIER EMPLOYEES who appear to be underage or subject to coercion. APPARENT DISREGARD of environmental standards in supplier facilities.	ENTRUSTING “PERSONAL DATA” or confidential information to suppliers without ensuring that they have appropriate technical, physical, and organizational measures to prevent unauthorized access or use.

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

22  The Spirit & The Letter

You seek lower-cost suppliers in key areas and have found a non-domestic supplier that looks promising.

Can you e-mail technical drawings to see if this new company has the capabilities you need?

SEE PAGE 24:
INTERNATIONAL TRADE CONTROLS

A representative from a potential new customer or supplier has given you his card, containing his name and contact details.

Is it OK to put this information in a database where other GE personnel can access it?

SEE PAGE 28:
PRIVACY

A longtime GE customer recently opened a new import/export company in Nevada. Her company wants to purchase medical equipment for a private clinic in the Middle East. She offers to pay via a wire transfer from an account held in the name of a British Virgin Islands company at a bank located in a Pacific island nation.

Should I be suspicious?

SEE PAGE 26:
MONEY LAUNDERING PREVENTION

Working with customers & suppliers

24  The Spirit & The Letter

International Trade

Controls

WHAT TO KNOW

International Trade Control (ITC) laws affect the transmission of goods, services and technology across national borders. These laws apply to many aspects of GE’s operations — not just shipping products. Exchanges of information across national boundaries, including e-mail and web access, are subject to trade controls. The United States also controls the release of technical information to non-U.S. nationals within the United States. It is important that we carefully observe ITC laws in connection with these activities.

ANSWER TO QUESTION ON PAGE 22 It depends on the export classification of the technical information and your business’s “Know Your Supplier” policy — check with your business’s ITC expert for specific guidance.

WHAT TO DO

FOLLOW RELEVANT ITC REGULATIONS of all countries in which you operate and your business’s own ITC procedures as they relate to importing and exporting goods, technology, software, services and financial transactions.

REPORT ALL RELEVANT INFORMATION to your import manager to ensure accurate and complete import declarations. Ensure GE or its agent provides accurate and complete information to government authorities.

CHECK THE EXPORT CLASSIFICATION of the product, software or technology prior to export to determine whether special authorization is required.

SCREEN YOUR TRANSACTIONS against all applicable rules that restrict transactions with certain sanctioned countries, persons and prohibited end uses.

SCREEN ALL YOUR BUSINESS PARTNERS, suppliers and parties involved in your international transactions against government provided watch-lists. Follow your business’s “Know Your Customer/ Know Your Supplier” procedures

DO NOT COOPERATE WITH ANY RESTRICTIVE TRADE PRACTICE or boycott that is prohibited or penalized under U.S. or applicable local laws.

CONSULT WITH YOUR MANAGER if a transaction involves a conflict between U.S. law and applicable local laws, such as the laws adopted by Canada, Mexico and the members of the European Union blocking certain U.S. restrictions.

WHAT TO WATCH OUT FOR

ANY FACTS, SOMETIMES KNOWN AS “RED FLAGS,” that suggest your customer may be attempting to evade ITC laws (a complete list of “Red Flags” is available from the International Law & Policy site found at integrity.ge.com).

EVASIVE, RELUCTANT OR OTHERWISE UNSATISFACTORY ANSWERS by a customer to questions about end use, end user, delivery dates or delivery locations.

INVOLVEMENT OF PARTIES OR ACTIVITIES suspected of any connection with the development of biological, chemical or nuclear weapons, or ballistic missiles.

TRANSACTIONS INVOLVING AN EMBARGOED COUNTRY, a citizen or representative of an embargoed country or an individual or entity subject to government sanction.

IN VOICES ON IMPORTED GOODS where the price shown does not reflect the full value, the description of the goods is not complete, or the country of origin is not correctly identified.

ANY PAYMENT TO THE EXPORTER or benefiting the exporter that is not included in the invoice price or otherwise reported.

TRANSFER PRICES between related parties that fail to cover appropriate costs and profits.

USE OF AN IMPORT TARIFF CLASSIFICATION that does not seem to describe the imported goods accurately.

DESIGNATION OF GE AS THE IMPORTER OF RECORD (party responsible for an importation) without maintaining necessary processes to comply with import laws.

ENTRY OF GOODS UNDER A PREFERENTIAL DUTY PROGRAM (GSP, NAFTA, ETC.) without supportive procedures assuring compliance with the program’s requirements.

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

26  The Spirit & The Letter

Money laundering

prevention

WHAT TO KNOW

People involved in criminal activity — e.g., terrorism, narcotics, bribery, and fraud — may try to “launder” the proceeds of their crimes to hide them or make them appear legitimate. More than 100 countries now have laws against money laundering, which prohibit conducting transactions that involve proceeds of criminal activities. A related concern is that legitimate funds may be used to finance terrorist activity — sometimes called “reverse” money laundering.

GE is committed to complying fully with all anti-money laundering and anti-terrorism laws throughout the world. GE will conduct business only with reputable customers involved in legitimate business activities, with funds derived from legitimate sources. Each GE business is required to implement risk-based “Know Your Customer” due diligence procedures calibrated to the risk in question, and to take reasonable steps to prevent and detect unacceptable and suspicious forms of payment. Failing to detect customer relationships and transactions that place GE at risk can severely damage GE’s integrity and reputation.

ANSWER TO QUESTION ON PAGE 23 Yes, you should be suspicious if a transaction involves transferring funds to or from countries or entities unrelated to the transaction or not logical for the customer. Moreover, requests to transfer money to third parties also raise red flags that need to be investigated to ensure the legitimacy of the transaction. Consult with company counsel or a GE anti-money laundering specialist before proceeding.

WHAT TO DO

COMPLY WITH ALL APPLICABLE LAWS and regulations that prohibit money laundering and support and financing of terrorism, and that require the reporting of cash or suspicious transactions. Understand how these laws apply to your business.

FOLLOW YOUR BUSINESS’S “KNOW YOUR CUSTOMER” PROCEDURES. Collect and understand documentation about prospective customers, agents and business partners to ensure that they are involved in legitimate business activities and their funds come from legitimate sources.

FOLLOW YOUR BUSINESS’S RULES concerning acceptable forms of payment. Learn the types of payments that have become associated with money laundering (for example, multiple money orders or travelers checks, or checks on behalf of a customer from an unknown third party).

IF YOU ENCOUNTER A WARNING SIGN of suspicious activity, raise your concern with a designated GE anti-money laundering compliance specialist or company legal counsel and be sure to resolve your concern promptly before proceeding further with the transaction. Ensure the resolution is well documented.

WHAT TO WATCH OUT FOR

A CUSTOMER, AGENT OR PROPOSED BUSINESS PARTNER who is reluctant to provide complete information, provides insufficient, false or suspicious information, or is anxious to avoid reporting or record keeping requirements.

PAYMENTS using monetary instruments that appear to have no identifiable link to the customer, or have been identified as money laundering mechanisms.

ATTEMPTS BY A CUSTOMER or proposed business partner to pay in cash.

EARLY REPAYMENT of a loan in cash or cash equivalents.

ORDERS, PURCHASES OR PAYMENTS that are unusual or inconsistent with the customer’s trade or business.

UNUSUALLY COMPLEX DEAL STRUCTURES, payment patterns that reflect no real business purpose, or unusually favorable payment terms.

UNUSUAL FUND TRANSFERS to or from countries unrelated to the transaction or not logical for the customer.

TRANSACTIONS INVOLVING LOCATIONS identified as secrecy havens or areas of known terrorist activity, narcotics trafficking or money laundering activity.

TRANSACTIONS INVOLVING FOREIGN SHELL OR OFFSHORE BANKS, unlicensed money remitters or currency exchangers, or non- bank financial intermediaries.

STRUCTURING OF TRANSACTIONS TO EVADE RECORD KEEPING or reporting requirements (for example, multiple transactions below the reportable threshold amounts).

REQUESTS TO TRANSFER MONEY or return deposits to a third party or unknown or unrecognized account.

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

28  The Spirit & The Letter

Privacy

WHAT TO KNOW

A growing number of countries are more stringently regulating the collection and use of consumers’ “personal data” (names, home and office contact information, and other data). In addition, many countries regulate personal data of company representatives in business- to-business transactions. A few countries even regulate the privacy of information relating to corporations. GE is committed to handling personal data responsibly and in compliance with applicable privacy laws.

ANSWER TO QUESTION ON PAGE 22 If you collected this data in a country regulated by a “personal data protection” law — for example, most countries in Europe — you may be prohibited by law from using or sharing the information where the person to whom the data pertains has not granted express consent. If you are not sure, consult with the Chief Privacy Leader for your business listed on the Privacy site at Support Central.

WHAT TO DO

LEARN AND COMPLY with the following as they apply to personal data including:

•   Applicable laws and regulations of jurisdictions from which the personal data is collected and in which it is processed or used.

•   The privacy policies of GE and your business.

•   Any contractual obligations that apply.

COLLECT, PROCESS AND USE PERSONAL DATA for legitimate business purposes only.

USE “ANONYMOUS” DATA (names removed and not identifiable) or “aggregated” data (summarized so as not to be identifiable to an individual) instead of personal data where appropriate or required.

LIMIT ACCESS to personal data to individuals who need it for a legitimate business purpose.

USE CARE to prevent unauthorized access in processing of personal data or accidental loss or destruction of personal data.

IF YOU LEARN THAT PERSONAL DATA HAS BEEN USED IN VIOLATION of this policy or your business’s privacy implementing procedures, or if you learn that the security of any system or device containing personal data has been compromised, immediately notify your manager, business Privacy Leader or company legal counsel.

WHAT TO WATCH OUT FOR

INADEQUATE ACCESS OR SECURITY CONTROLS for personal data, such as e-mailing or otherwise distributing personal data to a larger group than legitimately needed, or leaving printouts with personal data at a printer, copy machine or fax machine for others to see.

	SHARING OF PERSONAL DATA with unaffiliated third parties, such as vendors or suppliers, who lack appropriate security safeguards or restrictions on information use.	TRANSFERS OF PERSONAL DATA between countries, without considering applicable legal requirements.

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

Section Two

Working with governments

Government business

We are entitled to a large payment from a government customer if we certify that project installation has been completed. We're not sure whether a few small items have been installed yet, but they should be soon. It's getting close to year-end, and we'd like to book the payment.

Can we submit our invoice and certification now?

SEE PAGE 32:
WORKING WITH GOVERNMENTS

EntryScan

Government business

32  The Spirit & The Letter

Working with governments

WHAT TO KNOW

GE conducts business with national governments and government-owned enterprises. In the course of our work, we frequently interact with government agencies, officials and public international agencies. In every instance, GE employees must apply the highest ethical standards and comply with applicable laws and regulations, including certain special requirements associated with government transactions.

ANSWER TO QUESTION ON PAGE 31 No, you cannot submit the invoice and certification until you are certain that the entire installation has been completed in accordance with the contract. Submission of an incorrect certification could subject the company, and you personally, to criminal penalties. Therefore, it is extremely important that all certifications submitted to the government be current, accurate and complete.

WHAT TO DO

ABIDE BY APPLICABLE LAWS and regulations relating to working with governments, particularly special requirements associated with government contracts and transactions.

REQUIRE anyone providing goods or services for GE on a government project or contract — such as consultants, sales representatives, distributors or suppliers — to agree to comply with the intent of GE’s Working with Governments policy.

BE TRUTHFUL AND ACCURATE when dealing with government officials and agencies.

ADOPT PROCESSES THAT ENSURE reports, certifications, statements and proposals are current, accurate and complete and that contract requirements are adequately identified and communicated to the responsible parties.

DO NOT MAKE ANY UNAUTHORIZED SUBSTITUTIONS for contracted goods and services or deviate from contract requirements without the written approval of the authorized government official.
WHAT TO WATCH OUT FOR

SPECIAL REQUIREMENTS that apply to transactions with governments, including commercial transactions between private parties financed by government agencies such as the EX-IM Bank, U.S. Agency for International Development, the European Union or the European Bank for Reconstruction and Development.

INCORRECT OR UNAUTHORIZED COST-CHARGING on government contracts.

DEVIATIONS FROM CONTRACT REQUIREMENTS or unauthorized contract substitutions, such as failure to perform required tests and inspections.

SUBMISSION OF INACCURATE OR INCOMPLETE cost or pricing data when this data is required by the government.

VIOLATING GOVERNMENT REGULATIONS that establish gratuity restrictions, recruiting and hiring restrictions, or certification procedures.

ACCEPTING INFORMATION about a government’s competitive selection of a supplier, or a competitor’s bid or proposal (unless the contracting officer or agency leader has specifically and lawfully authorized the information’s release).

NEGOTIATING FOR EMPLOYMENT with a government official or government official’s family members while the official has the ability to influence decision- making about contracts with the government.

VIOLATIONS OF THE U.S. GOVERNMENT ZERO TOLERANCE POLICY regarding trafficking in persons. This anti-trafficking policy is applicable to employees directly engaged in performance of work on all U.S. Federal Government contracts. Employees that violate this policy may be subject to disciplinary action up to and including termination, and may subject the company to contract termination, suspension or debarment. Our Company’s Working with Governments Policy at integrity.ge.com provides additional details.

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

Section Three
Complying with competition laws

Competing globally

There is a big account I think my business could land — but only if we partner with one of our competitors to go after it.

Can we work together without violating the competition laws, or should I let this opportunity pass?

SEE PAGE 36:
COMPLYING WITH COMPETITION LAWS

Competing globally

36  The Spirit & The Letter

Complying with

competition laws

WHAT TO KNOW

Competition and antitrust laws:

•	Prohibit agreements or understandings between competitors that undermine competition;

•	Regulate the behavior of dominant companies; and

•	Require prior review and in some instances clearance for mergers, acquisitions and certain other transactions, in order to prevent transactions that would substantially reduce competition.

These laws are complex, and global in reach, and can operate differently in any particular situation. Your business provides specific guidelines on addressing contacts with competitors, obtaining and handling data about competitors, and participating in trade and professional associations and standards setting and product certification organizations. In addition, it is often essential that you involve legal counsel early in the process of developing new commercial initiatives given the many uncertainties that arise in the application of these laws.

ANSWER TO QUESTION ON PAGE 35 Partnering with a competitor for a specific project may be permissible when the result is an improvement in the solution offered to the customer; for example, when both companies together can provide an offering that neither would be able to supply separately. Always seek legal advice before agreeing to work with a competitor on a joint proposal.

WHAT TO DO

COMPLY with all applicable com-

petition laws and regulations as

well as competition law decrees,

orders and agreements with any

competition regulator about

how business will be conducted.

REVIEW AND UNDERSTAND both GE and business-specific policies and procedures, and if you have questions or issues, bring them up with company legal counsel.

DO NOT propose or enter into agreements or understandings–expressed or implied, formal or informal, written or oral–with any competitor regarding any aspect of the competition between GE and the competitor. Do not discuss with a competitor or competitor representative:

•  Prices

•  Bids

•  Sales territories, allocation of customers or product lines

•  Terms or conditions of sale

•  Production, sales capacity or volume

•  Costs, profits or profit margins

•  Market share

•  Product or service offerings

•  Customer or supplier classification

•  Distribution methods

DO NOT propose or enter into agreements with anyone (including competitors, agents, brokers or customers) regarding whether to submit a bid or the terms of a bid where there is an under- standing that the bid is submit- ted for any purpose other than winning the business.

AVOID CONTACTS of any kind with

competitors that could create

the appearance of improper

agreements or understandings.

DO NOT propose or enter into agreements or understandings with customers that restrict the price or other terms at which the customer may resell or lease a product or service to a third party.

DO NOT propose or enter into agreements or understandings with suppliers that restrict the price or other terms at which GE may resell or lease any product or service.

CONSULT with company legal counsel to help reduce the risks of noncompliance in the evaluation of any proposed merger, acquisition, joint venture or any other business arrangement that could raise competition law issues (examples of arrangements that need to be discussed with counsel are listed in “What to Watch Out For” below).

WHAT TO WATCH OUT FOR

EXCLUSIVE ARRANGEMENTS for the purchase or sale of products or services. BUNDLING of goods and services. AGREEMENTS THAT RESTRICT A CUSTOMER’S CHOICES in using or reselling a GE product or service.	TECHNOLOGY LICENSING agreements that restrict the freedom of the licensee or licensor. SELECTIVE PRICE DISCOUNTING to only certain customers. DISTRIBUTION ARRANGEMENTS with competitors.	AGREEMENTS TO ADD A GE EMPLOYEE to another entity’s board of directors.

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

Section Four

Fair employment practices
Environment, health & safety
Security & crisis management

In the GE community

I'm disabled and required to attend an offsite meeting that is not physically accessible for me.

Don't I have rights offsite?

SEE PAGE 40:
FAIR EMPLOYMENT PRACTICES

In the GE community

40  The Spirit & The Letter

Fair employment

practices

WHAT TO KNOW

Fair employment practices do more than keep GE in compliance with applicable labor and employment laws. They contribute to a culture of respect. GE is committed to complying with all laws pertaining to freedom of association, privacy, collective bargaining, immigration, working time, wages and hours, as well as laws prohibiting forced, compulsory and child labor and employment discrimination. Beyond legal compliance, we strive to create an environment considerate of all employees wherever GE business is being conducted.

ANSWER TO QUESTION ON PAGE 39 Yes. Reasonable accommodations should be made to provide access and facilitate full participation in the meeting, or alternative arrangements should be made for you.

WHAT TO DO

BASE EMPLOYMENT DECISIONS

on job qualifications (e.g., education, prior
experience) and merit. Merit includes an
individual’s skills, performance, values,
leadership and other job-related criteria.

MAKE ALL EMPLOYMENT RELATED
DECISIONS AND ACTIONS without regard to
a person’s race, color, religion, national
origin, sex (including pregnancy), sexual
orientation, age, disability, veteran status
or other characteristic protected by law.

WHAT TO WATCH OUT FOR

A HOSTILE WORK ENVIRONMENT

(for example, telling jokes or displaying
materials that ridicule or offend a member
of a particular race or ethnic group).

MAKING UNWELCOME SEXUAL ADVANCES
to another employee or person with whom
you work.

PROVIDE A WORK ENVIRONMENT

free of improper harassment and
bullying.

RESPECT THE PRIVACY RIGHTS

of employees by using, maintaining and
transferring personal data in
accordance with GE’s Employment
Data Protection Standards and related
procedures found at integrity.ge.com.
(While seeking to maintain employee
privacy, GE reserves the right to
monitor use of company property,
including computers, e-mail, phones,
proprietary information, etc., in
accordance with applicable law.)

VIOLATING A LABOR LAW

in your country (for example, hiring a
child under the legal minimum age).

REFUSING TO WORK,

or otherwise cooperate with, certain
individuals because of their race,
religion, sex, or other characteristic
protected by law.

TAKE LAWFUL AFFIRMATIVE ACTIONS

in the United States, and else- where if
required by local law, to increase
opportunities in employment for
women, minorities, people with
disabilities and certain veterans.

IF A CONFLICT ARISES between the
requirements of this policy and the
laws, customs or practices of a
particular area, consult with
management and company legal
counsel to determine the most
appropriate course of action.

DISCLOSING EMPLOYMENT DATA

to a person who does not have the
business need, authority or the
subject’s consent.

TAKING AN ADVERSE ACTION against an
employee (e.g., firing) because the
employee has raised a concern about a
violation of policy or law.

42  The Spirit & The Letter

You're dispatched to rewire a customer's failing electrical system. Unfortunately, the customer cannot completely shut down the system for repairs as planned. You accomplish most of the job by shutting down parts of the system as needed. Finally, all that remains is some simple rewiring that requires a more disruptive shut-down. The customer asks you, as a favor, to do this work with no shut-down. You feel confident that you can do it with minimal risk.

Can you do the customer this favor?

SEE PAGE 44:
ENVIRONMENT, HEALTH & SAFETY

A new customer wants to place a big order with GE, provided the equipment can be shipped to them overnight. That doesn't give us enough time to do the required Watchlist screening.

Can I ship the equipment today and check the Watchlists tomorrow?

SEE PAGE 46:
SECURITY & CRISIS MANAGEMENT

in the GE community

44  The Spirit & The Letter

Environment,

health & safety

WHAT TO KNOW

Protecting the environment and the health and safety of employees is the law — and GE believes it’s also the right thing to do. Through management leadership and employee commitment , GE works to conduct its operations in a safe manner that minimizes environmental impact. This policy affects all company activities — not just managing our waste and emissions, but everything we do — for example, selling products, driving a car on company business, acquiring a new business or providing customer service.

ANSWER TO QUESTION ON PAGE 43 No. GE Policy and safe work practices require that energized machinery be de-energized before work is commenced. While there are limited exceptions to this rule that allow specially trained employees to work on energized equipment when specific safeguards are in place, in general maintenance or repair work should only occur when the machinery or equipment has been de-energized to remove the hazard.

WHAT TO DO

COMPLY with all applicable environmental health and safety (“EHS”) laws and regulations, and GE EHS policies.

CREATE AND MAINTAIN a safe working environment and prevent workplace injuries.

ASSESS EHS LEGAL AND REPUTATIONAL RISKS before starting a new activity, venture or project, selling a new product, acquiring new business or participating in a hazardous business.

WHAT TO WATCH OUT FOR

UNSAFE ACTIVITIES AND CONDITIONS,

such as:

•  Failure to use personal protective equipment (shoes, safety glasses, hearing protection, gloves, monitors, etc.).

•  Unlabeled or unapproved chemicals.

•  Exposed or unsafe wiring.

•  Blocked fire or emergency exits.

•  Unsafe driving, or failure to wear seat belts or follow GE’s driving policies.

•  Working in high places with- out fall protection.

•  Working beneath heavy, sus- pended loads, or improperly using cranes.

•  Working on electrical or powered equipment without following safety (e.g. “lock-out, tag-out”) procedures.

•  Working unsafely at a customer site.

CONSIDER EHS IMPACTS in the design and production of GE’s products and services as part of evaluating the “life cycle” of our products.

ELIMINATE UNREASONABLE EHS

RISKS from GE’s facilities, products, services and activities.

AS PRACTICABLE, REDUCE TOXIC AND HAZARDOUS MATERIALS; pre-

vent pollution; and conserve,

recover and recycle materials,

water and energy.

•  Potential exposure to serious infectious diseases.

•  Disabling safety controls or guarding on equipment and machinery.

FAILURE TO COMPLY with health, safety or environmental regulations and procedures.

EHS COMPLAINTS from employees, customers or neighbors.

UNREPORTED environmental, health or safety hazards or accidents.

FAILING TO RESPOND promptly to concerns about possible product safety issues.

MISSED OPPORTUNITIES for reducing waste and toxic materials.

FAILING TO FOLLOW GE POLICIES for the management, shipping, transportation, import/export

CONTINUE TO IMPROVE OUR EHS SYSTEMS and performance as an

integral part of GE’s operational

strategy.

PRESENT IDEAS that support the

goals of this policy to your

manager or your business’s

EHS manager.

PROMPTLY ALERT YOUR MANAGER

or EHS contact of unlawful or unsafe conditions.

and disposal of hazardous

materials and chemicals.

RISKS AND LIABILITY associated with new acquisitions as well as both new and existing products,

processes, services and ventures that present increased legal liability and reputational risk.

INADEQUATE SECURITY procedures or practices that may present safety threats to a facility and/or employees.

NEW PRODUCTS, processes, ventures or acquisitions that present increased legal liability and reputational risk.

.................................................................................................................................................................................................

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

46  The Spirit & The Letter

Security &

crisis management

WHAT TO KNOW

In an age of increasing terrorist threats, protecting the security of our people, workplaces, information and businesses is critical. It starts with every business implementing a rigorous and comprehensive security and crisis management (SCM) plan. GE’s SCM plan includes measures for preventing terrorist and other criminal acts covering our employees, facilities, information, information technology (IT) infrastructure, business continuity and crisis management. In addition, employees must take every precaution to avoid doing business with terrorists or those that support terrorist activity.

ANSWER TO QUESTION ON PAGE 43 No, don’t ship the equipment until the screening is done. GE cannot agree to do business with a customer, supplier or any other third party until after all required Watchlist screening has been completed

WHAT TO DO

IMPLEMENT RIGOROUS PLANS to address the security of employees, facilities, information, IT assets and business continuity.

PARTICIPATE IN your business’s emergency planning and emergency drills.

COMPLY WITH the entry and exit rules at GE facilities, including wearing the appropriate badge.

PROTECT ACCESS to GE facilities from all but authorized personnel.

PROTECT IT ASSETS from theft or misappropriation.

CREATE AND MAINTAIN a safe working environment – this includes identifying and reporting indicators of workplace violence.

COMPLY WITH global immigration rules when traveling internationally, and ensure that employees or visitors who work for you or are closely associated with your business also comply.

COMPLY WITH all GE international travel policies. Obtain appropriate pre-clearances to designated countries.

CONDUCT appropriate back- ground checks on new hires and contractors, wherever allowed by law.

ENSURE PROPER BUSINESS continuity plans are prepared for an emergency.

SCREEN all customers, suppliers, agents and dealers against appropriate terrorist Watchlists.

REPORT ANY APPARENT security lapses to your manager, Crisis Management Leader or GE Ombudsperson.

WHAT TO WATCH OUT FOR

INDIVIDUALS AT GE FACILITIES not wearing appropriate badges. UNSECURE IT ASSETS, such as laptops, servers, etc. INADEQUATE PROTECTION of hazardous materials.	UNSECURE AREAS OF A FACILITY where only authorized personnel are allowed to enter. SECURITY COMPLAINTS from employees, customers or neighbors.	UNAUTHORIZED ENTRY to a facility. DOING BUSINESS with a customer, supplier or any third party without sufficient screening.

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

Section Five

Intellectual property
Controllership
Conflicts of interest
Insider trading & stock tipping

Protecting GE assets

One of our products will soon have a new feature that will really help it outperform the competition. A big customer of mine is pressing me to describe the new feature to her now, because she needs to make her buying decisions this week. I know GE wants to patent the feature, but I'm not sure the application has been filed yet.

Can I show the customer the new feature?

SEE PAGE 50:
INTELLECTUAL PROPERTY

I'd like to persuade my customer to purchase a new product before they really need it, because it will help me exceed my quarterly sales goals. I could offer them a discount, and we could hold the product at our plant until they need it.

If the customer agrees, can I do this?

SEE PAGE 52:
CONTROLLERSHIP

Protecting GE assets

50  The Spirit & The Letter

Intellectual property

WHAT TO KNOW

GE’s intellectual property is one of its most valuable assets. All employees must work to safeguard our patents, trademarks, copyrights, trade secrets and other proprietary information. At the same time, it is critical that we respect the valid intellectual property rights of others. Unauthorized use of others’ intellectual property can expose the Company and even individual GE employees to civil law suits and damages, including significant fines and criminal penalties. A key to protecting our intellectual property and, at the same time, guarding against these risks, is the timely and reasonable review of new GE products, services, processes and software, for possible inventions and trade secrets and infringement of the intellectual property rights of others.

ANSWER TO QUESTION ON PAGE 49 No. Patent counsel should be consulted first, because showing the feature to the customer before a patent application is filed could result in the loss of GE’s right to obtain a patent.

WHAT TO DO

IDENTIFY AND PROTECT GE intellectual property.

FOLLOW THE REQUIREMENTS of GE’s Submitted Ideas Procedure (found at ge.com/en/subidea) in handling any unsolicited ideas from outsiders as well as any employee ideas not covered by the “Employee Innovation and Proprietary Information Agreement” (EIPIA). For more information, consult the “Intellectual Property Rights” Management Procedure found at integrity.ge.com.

RESPECT VALID PATENTS, copy- righted materials and other protected intellectual property of others.

CONSULT with Company legal counsel concerning necessary licenses or approvals to use protected intellectual property of others such as patents, trademarks or proprietary information (i.e. information that is in confidence and not publicly known or generally available).

CONSULT with company legal counsel before:

•   Soliciting, accepting or using proprietary information of outsiders (for example, soliciting from a customer proprietary information of a competitor).

•   Disclosing GE proprietary information to outsiders.

•   Permitting outsiders to use GE intellectual property.

UNDERSTAND YOUR RESPONSIBILITIES to the Company regarding new inventions, ideas that you may develop as a GE employee and the Company’s information. Consult with company legal counsel if you have any question about these responsibilities, or about the EIPIA (signed by exempt employees and other employees in a position of trust or likely to make inventions).

COMPLY with the guidelines for use of the GE primary trademarks and trade names (available at gebrandcentral.com) and GE’s “Intellectual Property Rights” Management Procedure found at integrity.ge.com.

WHAT TO WATCH OUT FOR

ACCEPTING PROPRIETARY INFORMATION belonging to an outsider, without first consulting company legal counsel.

DISCUSSING GE PROPRIETARY INFORMATION with customers or suppliers.

USING ANOTHER COMPANY to develop new products or software without a written agreement in place covering ownership and other rights in the developed intellectual property.

PASSING ON, for technical or management review, an outsider’s suggestion for a new product, product feature, service or name,

without following the GE Submitted Ideas Procedure (found at ge.com/en/subidea).

INTRODUCING , OR PROVIDING INFORMATION about, a new product or service before patent applications have been filed or a decision has been made not to file an application.

INTRODUCING A NEW PRODUCT or service, or new product or service name, before checking for patent or trademark infringement.

THREATENING anyone suspected of infringing any GE intellectual property without first consulting with company legal counsel.

EMPLOYING A NEW PERSON, especially a person who previously worked for a competitor, without putting in place safeguards to prevent the person from in advertently disclosing or using the proprietary information of the previous employer.

EMPLOYING A PERSON who has not signed the EIPIA in a job where inventions are likely to be made.

.................................................................................................................................................................................................

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

52  The Spirit & The Letter

Controllership

WHAT TO KNOW

Controllership embodies three fundamental elements: (1) rules that classify transactions and balances appropriately; (2) systems and controls that protect assets and accumulate information consistently and correctly; and (3) financial and transaction reporting that is timely and unbiased. Controllership creates the right environment for disclosing timely, reliable and accurate information to government agencies and the public.

ANSWER TO QUESTION ON PAGE 49 No. This can be damaging both economically (giving away margin and putting strain on a customer relationship) and from an accounting standpoint (not technically a sale, as the rules for revenue recognition have not been met).

WHAT TO DO

FOLLOW GE’S GENERAL ACCOUNTING PROCEDURES, as well as applicable generally accepted accounting principles, standards and regulations for accounting and financial reporting.

ENSURE THAT FINANCIAL AND NON- FINANCIAL INFORMATION and operating metrics are reported accurately and in a timely fashion.

MAINTAIN COMPLETE, ACCURATE AND TIMELY records and accounts to appropriately reflect all business transactions.

SAFEGUARD ALL COMPANY ASSETS

(physical, financial and informational).

PROVIDE TIMELY, CANDID FORE- CASTS and assessments.

MAINTAIN SOUND PROCESSES and controls.

COMPLY WITH GE’S DOCUMENT MANAGEMENT PROCEDURES (found at integrity.ge.com) as well as all applicable laws and regulations relating to the preservation of documents and records.

PRESERVE DOCUMENTS AND RECORDS relevant to pending or reasonably foreseeable litigation, audits or investigations, and as directed by Company counsel.

WHAT TO WATCH OUT FOR

FINANCIAL RESULTS THAT SEEM INCONSISTENT with underlying performance.

INACCURATE FINANCIAL RECORDS, such as overstated travel and living expense reports, or erroneous timesheets or invoices.

TRANSACTIONS THAT ARE INCONSISTENT with good business economics.

ABSENCE OF CONTROLS to protect assets from risk of loss.

PHYSICAL ASSETS or other resources that could be more fully used, reallocated or disposed of.

CIRCUMVENTING REVIEW and approval procedures.

INADEQUATE ROUTINES AND CONTROLS at newly acquired businesses and at remote and/ or understaffed sites.

INADEQUATE ROUTINES AND CONTROLS to preserve documents (including e-mail) for pending or reasonably foreseeable litigation, audits and investigations.

DISPOSAL OF DOCUMENTS without knowing what is being discarded or whether the documents are subject to legal preservation requirements.

FALSE OR EXAGGERATED STATEMENTS in e-mail, presentations or other documents.

.................................................................................................................................................................................................

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

54  The Spirit & The Letter

I was chatting with my brother and mentioned that I had an upcoming business trip to close the deal for GE to acquire Company X.

Could this create a problem?

SEE PAGE 58:
INSIDER TRADING & STOCK TIPPING

Your cousin owns a company that supplies raw materials to a GE business.

Is that a prohibited conflict of interest, no matter what GE business you're in?

SEE PAGE 56:
CONFLICTS OF INTEREST

Protecting GE assets

56  The Spirit & The Letter

Conflicts of interest

WHAT TO KNOW

On the job or in your free time, nothing you do should conflict with your responsibilities to GE. No activity at work or at home should hurt GE’s reputation or good name. Misusing GE resources or influence is also prohibited. Even when nothing wrong is intended, the appearance of a conflict can have negative effects. It is crucial to consider how your actions might appear, and to avoid the perception of a conflict of interest.

ANSWER TO QUESTION ON PAGE 55 This is not explicitly prohibited, but the Conflicts of Interest policy requires that you disclose the situation to GE management, and that you not attempt to influence GE business with your cousin’s company.

WHAT TO DO

DISCLOSE (in writing to your manager and to company legal counsel) all of your outside activities, financial interests or relationships that may either present a conflict or the appearance of one.

USE GOOD JUDGMENT in all personal and business dealings outside your GE job.

AVOID ACTIONS OR RELATIONSHIPS that may cause potential conflicts or create the appearance of a conflict with your job or GE’s interests.

DO NOT MISUSE or use for personal gain GE resources, intellectual property, time or facilities — this includes office equipment, e-mail and computer applications.

DO NOT TAKE for yourself personally any opportunities that GE could have an interest in that are discovered through the use of GE position, information or property.

GET APPROVALS before accepting officer or director positions with an outside business while you are a GE employee.

GET YOUR MANAGER’S APPROVAL when accepting not-for-profit board positions, particularly if the organization has a GE relationship or might expect GE financial or other support.

WHAT TO WATCH OUT FOR

FINANCIAL INTERESTS in a company where you could personally affect GE’s business with that company (for example, a customer, supplier or investment).

PART-TIME JOBS which you perform using GE hours or GE equipment or materials.

GIFTS of other than nominal value from suppliers, customers or competitors, particularly if you’re making decisions (on GE’s behalf) that involve them.

PERSONAL DISCOUNTS or other benefits from suppliers, service providers or customers that the public or your GE peers do not receive.

DIRECTING BUSINESS to suppliers when you know they are owned or managed by your family members or close friends.

MISUSING GE RESOURCES, your position or influence to promote or assist an outside activity.

HIRING, PROMOTING OR DIRECTLY SUPERVISING a family member or close friend. PERSONAL RELATIONSHIPS that may conflict with your GE responsibilities or compromise company interests.

................................................................................................................................................................................................

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

58  The Spirit & The Letter

Insider trading

& stock tipping

WHAT TO KNOW

In the course of your job, you may learn of material information about GE or other companies before it is made public. You may simply overhear a hallway conversation or come across a memo left at a copy machine. Using this information for your financial or other personal benefit or conveying this information to others constitutes a violation of this policy and may even violate the law. This includes buying or selling the securities of any company about which you have material non-public information and giving this “inside information” to anyone else who might base financial trades on the information you’ve shared.

ANSWER TO QUESTION ON PAGE 54 Yes, if Company X is a public company and the possible acquisition of Company X has not been publicly announced. If your brother trades Company X stock based on your tip, both of you could be charged with insider trading.

WHAT TO DO

DO NOT BUY OR SELL the securities of any company, including GE, either directly or through family members or other persons or entities, while you are aware of inside information about the company. (This is known as “insider trading.”)

DO NOT RECOMMEND OR SUGGEST that anyone else buy or sell the securities of any company, including GE, while you have inside information about the company. (This is known as “tipping.”)

MAINTAIN THE CONFIDENTIALITY of Company information and do not convey information to anyone outside the Company unless it is necessary for the Company’s business activities.

IF THE NATURE OF YOUR BUSINESS’S ACTIVITIES and your position in the business subject you to additional requirements relating to buying and selling securities (such as pre-clearing personal trades through the Transaction Control Authority, found at integrity.ge.com), learn and follow all of those requirements.

IF QUESTIONS ARISE, consult company counsel before trading in the security or disclosing company information.
WHAT TO WATCH OUT FOR

NON-PUBLIC INFORMATION WHICH, IF DISCLOSED, would reasonably be expected to affect the price of a security or would influence your decision to buy, sell or hold a security, such as an earnings announcement or a prospective acquisition announcement (this is known as “inside information”).

BUYING OR SELLING A SECURITY because you hear or learn of information at work that you think will make the price go up or down once it’s publicly announced.

ENGAGING IN TRADING ACTIVITY around the time of a significant company announcement.

DISCUSSING GE BUSINESS with family and friends. TALKING ABOUT WHAT YOU’RE WORKING ON or where you’re going on company business or who visited the office.

...................................................................................................................................................................................................

FOR MORE IN-DEPTH INFORMATION GO TO: integrity.ge.com

60  The Spirit & The Letter

Index

A

Acquisition 21, 36, 37, 45, 58, 59

Affiliates 5, 61

Affirmative action 41

Agent 5, 19, 25, 27, 37, 47

Antitrust laws 36

Appendix 61

Assets 13, 19, 47, 48, 50, 52, 53

B

Board of directors 9, 37

Boycotts 25

Bribery 18, 19, 26

Business policies and procedures 12, 37

C

Cash transactions 27

Code of conduct 1, 2, 3

Commission 19

Competing globally 13, 34–37

Competition laws, complying with 34–37

Competitors 33, 35, 36, 37, 51, 57

Compliance specialists 4, 6, 9, 27

Concerns, Integrity 1, 4, 6, 7, 8–10, 11, 41, 45

Confidential Information 8, 21, 59

Confidentiality 8, 21, 59

Conflicts of interest 3, 21, 48, 55, 56–57

Conflicts between laws 41, 61

Consultants 5, 19, 33

Contractors 5, 19, 47

Contracting officer 33

Contributions 19

Controlled affiliates 5, 61

Controllership 48, 49, 52–53

Copyrights 50, 51

Cost-charging 33

Crisis Management 38, 43, 46–47

Customer relationships 26, 52

D

Disability 41

Discrimination 40

Distributors 5, 19, 33

Due diligence 19, 26

E

Embargoed countries 25

Employee responsibilities 1, 6, 12, 32, 50, 51, 56, 57

Employment Practices 3, 11, 33, 38, 39, 40–41

Entertainment 18, 19

Environment 3, 20

Environment, health & safety 20, 21, 38, 43, 44–45

Ethical conduct 1, 2, 3, 7

Ethical standards 32

Exports 23, 24, 25, 45

F

Fair employment practices 3, 38, 39, 40–41

Facilitating payment 19

Family 19, 33, 57, 59

Financial records 53

Financial reporting 52, 53

Forecasts 53

Fund transfers 23, 26, 27

G

Generally accepted accounting principles 53

Gifts 18, 19, 21, 57

Government business 13, 30–33

Government contracts 21, 33

Gratuity 19, 33

H

Harassment 41

Hazardous materials 45, 47

Health 20, 21, 38, 43, 44, 45

Hiring 33, 41, 57

Hostile work environment 41

I

Imports 23, 25, 45

Improper payments 16, 17, 18–19

In the GE community 13, 38–47

Independent contractors 5, 19, 47

Inside information 58, 59

Insider trading & stock tipping 48, 54, 58–59

Integrity Web site 4, 6, 9, 21, 25, 41, 51, 53, 59, 62

Intellectual property 48, 49, 50–51, 57

International Trade Controls (ITC) 16, 22, 24–25

J

Joint venture 37

K

“Know Your Customer” 25, 26, 27

“Know Your Supplier” 24, 25

L

Laundering money 16, 23, 26, 27

Leadership responsibilities 1, 3, 7, 11

Licenses 51

Licensing agreements 37

M

Merger 36, 37

Minorities 21, 41

Money laundering prevention 16, 23, 26–27

N

Non-controlled affiliates 5

Non-public information 58, 59

Not-for-profit 57

O

Ombudsperson 1, 4, 6, 7, 9, 47

Outside activities 57

P

Part-time job 57

Patents 49, 50, 51

Payments 16, 17, 18–19, 25, 26, 27, 31

Penalties for violations 11

Personal data 20, 28, 29, 41

Political contributions 19

Price 17, 25, 37, 59

Privacy 16, 21, 22, 28–29, 40, 41

Property, company 41

Property, intellectual 48, 49, 50–51, 57

Proprietary information 21, 41, 50, 51

Protecting GE assets 13, 48–59

R

Raising a concern 6, 8–10, 11

Red flags 25, 26

Regulatory 14, 15

Relatives 21

Responsibilities, employee 1, 6, 12, 32, 50, 51, 56, 57

Responsibilities, leader 1, 3, 7, 11

Restrictive trade practice 25

Retaliation 7, 8, 11

S

Safety 21, 38, 43, 44, 45

Sales representatives 5, 19, 33

Securities 58, 59

Security and crisis management 29, 38, 43, 45, 46–47

Sexual advances 41

Stock tipping 48, 54, 58–59

Submitted Ideas Procedure 51

Subsidiaries 5, 61

Supplier relationships 16, 17, 20–21

Supplier Reputational Guidelines 21

Suppliers 13, 16, 17, 20–21, 22, 24, 25, 29, 33, 37, 46, 47, 51, 57

Suspicious transactions 23, 26, 27

T

Terrorism 26–27, 46–47

Third parties 5, 7, 19, 26, 27, 29, 37, 46, 47

Toxic materials 45

Trademarks 50, 51

Trade names 51

Trade secrets 50

Transaction Control Authority 59

Transactions 19, 25, 26, 27, 28, 32, 33, 35, 52, 53

Travel and living expenses 18, 19, 53

V

Veterans 21, 41

Violations 4, 6, 7, 8, 11, 12, 29, 41, 58

W

Watchlists 25, 43, 46–47

Web site 4, 6, 9, 62

Working with customers & suppliers 13, 16–29

Working with governments 30, 31, 32–33

Women 21, 41

Y

Your personal commitment 1, 4

Appendix

WHICH LAW APPLIES

GE conducts business in more than 100 countries around the world. Our employees are citizens of many different countries. As a result, our operations are subject to the laws of many countries, provinces, states and municipalities, and organizations such as the European Union.

An important challenge for all of us is to understand how these laws may apply to our operations. GE, the parent company, is a corporation organized in the United States. The laws of the United States frequently extend to the operations of GE and its affiliates throughout the world, as well as to the business activities of GE employees wherever they live and work. Other countries may also apply their own laws outside of their borders to their own citizens and to corporations that are organized under their laws, such as GE subsidiaries or other controlled affiliates.

The references in GE policies to the laws of the United States and the other countries where we do business reflect the reality that a global company is regulated by many different laws at the same time. In some instances, there may be a conflict between the applicable laws of two or more countries. When you encounter such a conflict, it is especially important to consult company legal counsel to understand how to resolve that conflict properly.

©2008 General Electric Company Printed in the U.S.A.

The cover to this document was printed on paper made with 30% postconsumer waste fiber. The paper was manufactured using wind-generated energy and is Green Seal certified. The inside pages to this document were printed on paper containing 10% postconsumer recovered fiber and manufactured with green power in the form of electricity generated from renewable resources including 85% Hydro Power, 10% Wind Power and 5% Biogas.

GE employed a printer that produces all of its own electricity and is a certified totally enclosed facility that produces virtually no volatile organic compound emissions.

General Electric Company

Fairfield, Connecticut 06828

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0X/08/S&L/XXMM/E